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                              [POPULAR, INC. LOGO]


For additional information contact:
Mr. Jorge A. Junquera
Senior Executive Vice President
Or visit our web site at http://www.popularinc.com
Telephone (787) 754-1685


October 8, 1999                                                     NEWS RELEASE


POPULAR, INC. EARNINGS FOR THE QUARTER AND NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999

     Popular, Inc. (the Corporation) reported net income of $64.2 million for the third quarter of 1999, compared with $57.6 million reported for the same quarter of 1998, an increase of $6.6 million or 11.5%. Earnings per common share (EPS) for the quarter were $0.46, based on 135,379,215 average shares outstanding, compared with $0.41, based on 135,555,652 average shares outstanding for the quarter ended September 30, 1998, an increase of 12.2%. Net earnings for the first and second quarter of 1999 were $63.7 million and $64.0 million, respectively, or $0.45 and $0.46 per common share, based on 135,709,287 and 135,491,324 average shares outstanding, respectively.

     Return on assets (ROA) and return on common equity (ROE) for the third quarter of 1999 were 1.06% and 15.23%, respectively. For the same period of 1998, the Corporation reported ROA and ROE of 1.12% and 14.94%, respectively. For the second quarter of 1999 these ratios were 1.08% and 15.53%.

     For the first nine months of 1999, the Corporation's net earnings amounted to $191.9 million, compared with $169.8 million for the same period in 1998. EPS for the first nine months of 1999 were $1.37, compared with $1.21 for the same period of 1998. ROA and ROE for the first nine months of 1999 amounted to 1.09% and 15.59%, respectively. For the same period of 1998, these ratios were 1.14% and 15.26%.
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2-POPULAR, INC. 1999 THIRD QUARTER RESULTS

     The Corporation's results of operations for the quarter ended September 30, 1999, reflected increases of $23.8 million in net interest income and $22.8 million in other revenues when compared with the same quarter of 1998. These improvements were partially offset by increases of $36.1 million in operating expenses, $2.4 million in the provision for loan losses and $2.5 million in income tax.

     The net interest income for the third quarter of 1999 increased 11.0% when compared with the same period of 1998. The growth in net interest income over the third quarter of 1998 was principally due to an increase of $3.4 billion in average earning assets, partially offset by a lower net interest margin. The net interest margin for the quarter ended on September 30, 1999, was 4.23%, compared with 4.45% for the third quarter of 1998. For the first and second quarter of 1999 the net interest margin was 4.39% and 4.24%, respectively. The decrease in net interest margin since the first and second quarter mostly results from a higher cost of funds. For the first nine months of 1999, the net interest margin was 4.29% compared with 4.56% for the same period of 1998.

     The provision for loan losses totaled $37.1 million for the third quarter of 1999, an increase of 7.0% when compared with the same quarter of 1998. The increase in the provision for loan losses was primarily due to the growth in the loan portfolio and non-performing assets. Net charge-offs for the quarter ended September 30, 1999, were $31.6 million or 0.89% of average loans compared with $27.7 million or 0.93% for the third quarter of 1998, and $31.2 million or 0.91% for the second quarter of 1999. For the nine-month periods ended September 30, 1999 and 1998, net charge-offs totaled $88.7 million and $82.4 million, respectively, representing 0.86% and 0.94% of average loans.

     Non-interest income, excluding securities and trading transactions, rose $28.5 million over the third quarter of 1998, to $97.7 million, as a result of an increase of $15.8 million in other service fees, $9.1 million in other income and $3.6 million in service charges on deposit accounts. Other service fees amounted to $44.4 million for the three-month period ended September 30, 1999, compared with $28.6 million for the same period a year earlier. The increase was due to rises in credit card fees and debit card fees principally as a result of the sustained growth in the volume of transactions at point-of-sale
(POS) terminals. Furthermore, a rise in the fees earned by the
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3-POPULAR, INC. 1999 THIRD QUARTER RESULTS

Corporation's check cashing subsidiary in the U.S. mainland and fees earned by GM Group, acquired in July 1999, contributed to this increase. Other income increased mostly as a result of a sale of $195 million in loans securitized at Equity One, which resulted in a pretax gain of $4.7 million. Also, the rise resulted from fees generated from the Corporation's joint venture in Puerto Rico's local telephone company and to revenues generated by the recently acquired subsidiary GM Group. The increase in service charges on deposit accounts was mostly due to a higher volume of deposits and higher activity on commercial accounts.

     The Corporation showed a decrease of $4.5 million in gains on sale of securities as a result of gains realized in the quarter ended September 30, 1998, on the sale of equity securities by the Corporation's holding company.

     Personnel costs increased $15.1 million as compared with the third quarter of 1998. This rise resulted from increased employment levels due to the Corporation's continued growth and expansion and annual merit increases. The Corporation's expansion included the acquisitions made in California, Illinois and the Dominican Republic during the latter part of 1998, and the acquisition of GM Group and Levitt Mortgage during this quarter. Other operating expenses increased $21.0 million, mostly in equipment, net occupancy expenses, professional fees and business promotion expenses. The rise in equipment and net occupancy expenses reflected the costs related to new technology and systems enhancements, and the Corporation's growth and expansion. The increase in professional fees reflected expenditures associated with consulting and technical support fees related to the expansion of the U.S. operations and expenses corresponding to the operations acquired during the latter part of 1998 and 1999. The rise in business promotion is mainly due to a new institutional advertising campaign launched in Puerto Rico for Banco Popular and to marketing efforts to expand the mortgage banking business in Puerto Rico and the retail banking business in the Dominican Republic.

     The Corporation's total assets at September 30, 1999, amounted to $24.3 billion, compared with $21.3 billion at September 30, 1998. Most of the increase was reflected in loans. Total assets at June 30, 1999, were $23.7 billion.

     Total loans reached $14.1 billion at September 30, 1999, or $1.7 billion higher than the level
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4-POPULAR, INC. 1999 THIRD QUARTER RESULTS

of $12.4 billion at September 30, 1998, and $210 million over the level of $13.9 billion at June 30, 1999. Commercial and mortgage loans accounted for the largest growth increasing $1.0 billion and $555 million, respectively, as compared with September 30, 1998.

    The allowance for loan losses amounted to $288 million as of September 30, 1999, or 2.05% of loans, compared with $245 million or 1.98% at the same date in 1998. At June 30, 1999, the allowance for loan losses totaled $283 million or 2.03% of loans. The allowance as a percentage of non-performing assets was 86.6% at September 30, 1999, compared with 87.2% at the end of the third quarter of 1998 and 93.3% at June 30, 1999.

    Non-performing assets were $333 million or 2.36% of loans at September 30, 1999, compared with $282 million or 2.28%, at the end of the third quarter of 1998, and $303 million or 2.18% at June 30, 1999. The increase of $30 million from June 30, 1999 was mostly reflected in non-performing commercial loans resulting from the placement in non-accrual status of two large commercial relationships in the Dominican Republic. The Corporation's policy is to place commercial loans on non-accrual status when payments of principal or interest are delinquent 60 days, which is a more conservative practice than most U.S. banks that place commercial loans in non-accrual status when payments of principal or interest are delinquent 90 days. Lease financing, conventional mortgage and closed-end consumer loans are placed on non-accrual status when payments are delinquent 90 days.

    Total deposits were $13.8 billion at September 30, 1999, compared with $12.5 billion at September 30, 1998, and $13.9 billion at the end of the second quarter of 1999. The decrease in deposits since June 30, 1999 relates to funds held in trust as paying agent on several bond issues, subsequently disbursed at the beginning of the third quarter.

    Borrowed funds amounted to $8.4 billion at September 30, 1999, compared with $6.6 billion at the same date a year earlier and $7.7 billion at June 30, 1999.

    At September 30, 1999, stockholders' equity totaled $1.68 billion, compared with $1.70 billion at the same date last year. These figures include unrealized losses on securities available-for-sale, net of deferred taxes, of $83 million as of September 30, 1999, compared with unrealized gains of $107 million as of the same date last year. Stockholders' equity was $1.65 billion at June 30,
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5-POPULAR, INC. 1999 THIRD QUARTER RESULTS

1999.

     The market value of the Corporation's common stock at September 30, 1999, was $27.75 per share, compared with $28.38 at September 30, 1998, and $30.31 at June 30, 1999. The Corporation's market capitalization at September 30, 1999 and 1998, was $3.8 billion compared with $4.1 billion at June 30, 1999. At September 30, 1999, the Corporation's common stock had a book value per share of $11.62.

     The Corporation's common and preferred stocks are traded on the National Association of Securities Dealers Automated Quotation (NASDAQ) National System under the symbols BPOP and BPOPP, respectively.

                                      ***
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POPULAR, INC.
Financial Summary
(In thousands, except per share data)

                                                   Quarter ended
                                                   September 30                  Third
                                           -----------------------------        Quarter        ----------------
                                                                               1999-1998              Second
                                                                                Percent               Quarter
                                           1999              1998               Variance               1999
                                           --------------------------------------------------------------------
Summary of Operations

Interest income                            $468,532          $410,821              14.05%           $453,401
Interest expense                            229,740           195,780              17.35             214,550
                                           --------------------------------------------------------------------
Net interest income                         238,792           215,041              11.04             238,851
Provision for loan losses                    37,080            34,667               6.96              36,631
                                           --------------------------------------------------------------------
Net interest income after provision
  for loan losses                           201,712           180,374              11.83             202,220

Other operating income                       97,681            69,162              41.24              87,222
Gain on sale of securities                       39             4,553                                    286
Trading account profit (loss)                  (697)              506                                   (582)
                                           --------------------------------------------------------------------
Total other income                           97,023            74,221              30.72              86,926

Salaries and benefits                        93,905            78,700              19.32              88,555
Profit sharing                                5,485             5,618              (2.37)              6,084
Amortization of intangibles                   8,113             6,890              17.75               7,586
Other operating expenses                    107,201            87,410              22.64             102,992
                                           --------------------------------------------------------------------
Total operating expenses                    214,704           178,618              20.20             205,217
                                           --------------------------------------------------------------------
Income before income tax and minority
  interest                                   84,031            75,977              10.60              83,929
Income tax                                   20,887            18,397              13.53              20,334
Net losses of minority interest               1,066                                                      382
                                           --------------------------------------------------------------------
Net income                                 $ 64,210          $ 57,580              11.51            $ 63,977
                                           ====================================================================
Net income applicable to common stock      $ 62,123          $ 55,493              11.95            $ 61,890
                                           ====================================================================
Earnings per common share:
Net income                                 $   0.46          $   0.41              12.20            $   0.46
                                           --------          --------              -----            --------
Average common shares outstanding       135,379,215       135,555,652                            135,491,324
Common shares outstanding at end
  of period                             135,700,258       135,555,652                            134,698,572

Selected Average Balances
Total assets .......................... $24,115,321       $20,343,840              18.54         $23,655,275
Loans .................................  14,141,607        11,928,198              18.56          13,691,097
Earning assets ........................  22,587,935        19,214,550              17.56          22,525,626
Deposits ..............................  13,801,854        12,082,144              14.23          13,816,195
Interest-bearing liabilities ..........  18,859,361        15,946,221              18.27          18,391,158
Stockholders' equity ..................   1,717,865         1,573,202               9.20           1,698,197

Selected Financial Data at Period-End
Total assets .......................... $24,275,583       $21,273,593              14.11         $23,665,621
Loans .................................  14,097,080        12,362,527              14.03          13,887,392
Earning assets ........................  22,522,259        19,920,544              13.06          22,119,957
Deposits ..............................  13,770,048        12,547,778               9.74          13,902,387
Interest-bearing liabilities ..........  19,162,899        16,472,478              16.33          18,304,859
Stockholders' equity ..................   1,677,322         1,696,891              (1.15)          1,650,682

Performance Ratios
Net interest yield * ..................        4.23%             4.45%                                  4.24%
Return on assets ......................        1.06              1.12                                   1.08
Return on common equity ...............       15.23             14.94                                  15.53

Credit Quality Data
Nonperforming assets ..................    $333,169          $281,508              18.35            $303,025
Net loans charged-off .................      31,676            27,662              14.51              31,157
Allowance for loan losses .............     288,382           245,382              17.52             282,590
Non performing assets to total assets .        1.37%             1.32%                                  1.28%
Allowance for losses to loans .........        2.05              1.98                                   2.03

* Not on a taxable equivalent basis

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
POPULAR, INC.
Financial Summary
(In thousands, except per share data)

                                                                For the nine month ended
                                                                      September 30
                                                     ----------------------------------------------
                                                                                            Percent
                                                          1999               1998          Variance
                                                     ----------------------------------------------
Summary of Operations

Interest income                                     $   1,366,127       $  1,210,054         12.90%
Interest expense                                          652,246            567,917         14.85
                                                     ----------------------------------------------

Net interest income                                       713,881            642,137         11.17
Provision for loan losses                                 109,482            101,756          7.59
                                                     ----------------------------------------------

Net interest income after provision
 for loan losses                                          604,399            540,381         11.85

Other operating income                                    271,792            204,103         33.16
Gain on sale of securities                                    775              8,469
Trading account profit (loss)                              (1,561)             2,486
                                                     ---------------------------------------------

Total other income                                        271,006            215,058         26.02

Salaries and benefits                                     272,176            232,804         16.91
Profit sharing                                             17,888             17,565          1.84
Amortization of intangibles                                23,319             20,523         13.62
Other operating expenses                                  308,429            255,151         20.88
                                                     ----------------------------------------------
Total operating expenses                                  621,812            526,043         18.21
                                                     ----------------------------------------------

Income before income tax and minority interest            253,593            229,396         10.55
Income tax                                                 63,623             59,560          6.82
Net losses of minority interest                             1,881
                                                     ----------------------------------------------

Net income                                          $     191,851       $    169,836         12.96
                                                     ----------------------------------------------

Net income applicable to common stock               $     185,589       $    163,574         13.46
                                                     ----------------------------------------------
Earnings per common share:
 Net income                                         $        1.37       $       1.21         13.22
                                                     ------------          ---------        -------

Average common shares outstanding                     135,525,400        135,496,620
Common shares outstanding at end of period            135,700,258        135,555,652

Selected Average Balances
Total assets....................................... $  23,493,991         19,924,608         17.91
Loans..............................................    13,684,777         11,671,654         17.25
Earning assets.....................................    22,222,392         18,778,338         18.34
Deposits...........................................    13,732,917         12,028,881         14.17
Interest-bearing liabilities.......................    18,290,478         15,541,742         17.69
Stockholder's equity...............................     1,691,540          1,533,104         10.33

Selected Financial Data at Period-End
Total assets....................................... $  24,275,583       $ 21,273,593         14.11
Loans..............................................    14,097,080         12,362,527         14.03
Earning assets.....................................    22,522,259         19,920,544         13.06
Deposits...........................................    13,770,048         12,547,778          9.74
Interest-bearing liabilities.......................    19,162,899         16,472,478         16.33
Stockholders' equity...............................     1,677,322          1,696,891         (1.15)

Performance Ratios
Net interest yield*................................          4.29%              4.54%
Return assets......................................          1.09               1.14
Return on common equity............................         15.59              15.26

Credit Quality Data                                 $     333,169       $    281,508
Nonperforming assets...............................        88,737             82,357
Allowance for loan losses..........................       288,382            245,382
Non performing assets to total assets..............          1.37%              1.32%
Allowance for losses to loans......................          2.05               1.98

*Not on a taxable equivalent basis

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